Exhibit 3.1

I.B.C.No. 505825




                     TERRITORY OF THE BRITISH VIRGIN ISLANDS
                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP. 291)



                             MEMORANDUM AND ARTICLES

                                 OF ASSOCIATION

                                       OF



                       MEDIA CENTURY INTERNATIONAL LIMITED

                     Incorporated the 18th day of July, 2002

                   INCORPORATED IN THE BRITISH VIRGIN ISLANDS
                     TERRITORY OF THE BRITISH VIRGIN ISLANDS
                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP. 291)


                            MEMORANDUM OF ASSOCIATION

                                       OF

                       MEDIA CENTURY INTERNATIONAL LIMITED

                                      NAME

1.   The name of the Company is MEDIA CENTURY INTERNATIONAL LIMITED.

                                REGISTERED OFFICE

2. The registered office of the Company will be located at the offices of Offshore Incorporations Limited, P.O. Box 957. Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

                                REGISTERED AGENT

3. The registered agent of the Company will be Offshore Incorporations Limited of P.O. Box 957. Offshore Incorporations Centre, Road Town, Tortola. British Virgin Islands.

                           GENERAL OBJECTS AND POWERS

4. The Objects for which the Company is established are to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands including but not limited to:

     (1) To purchase or otherwise acquire and undertake the whole or any part of the business, goodwill, assets and liabilities of any person, firm or company; to acquire an interest in, amalgamate with or enter into partnership, joint venture or profit-sharing arrangements with any person, firm or company; to promote, sponsor, establish, constitute, form, participate in. organise, manage, supervise and control any corporation, company, syndicate, fund, trust; business or institution.

     (2) To import, export, buy. sell (wholesale and retail), exchange, barter, let on hire, distribute and otherwise deal in and turn to account goods, materials, commodities, produce and merchandise generally in their prepared, manufactured, semi-manufactured arid raw state.

     (3) To purchase or otherwise acquire and hold. in any manner and upon any terms, and to underwrite, invest and deal in shares, stocks, debentures, debenture stock, annuities and foreign exchange, foreign currency deposits and commodities and enter into any interest rate exchange contracts, currency exchange contracts, forward contracts, futures contracts, options and other derivatives or financial instruments or products, whether or not entered into or acquired for the purpose of hedging against or minimising any loss concerning the assets and business of the Company, and from time to time to vary any of the same, and to exercise and enforce all rights and powers incidental to the Company's interest therein, and to carry on business as an investment trust, except a fund required to register under the Mutual Funds Act 1996 (as amended), and to invest or deal with the monies of the Company not immediately required for its operations in such manner as the Company may think fit.

     (4) To enter into. carry on and participate in financial transactions and operations of all kinds.

     (5) To manufacture, construct, assemble, design, repair, refine, develop, alter, convert, refit, prepare, treat, render marketable, process and otherwise produce materials, fuels, chemicals, substances and industrial, commercial and consumer products of all kinds.

     (6) To apply for, register. purchase or otherwise acquire and protect, prolong. and renew. in any part of the world, any intellectual and industrial property and technology of whatsoever kind or nature and licences. protections and concessions therefor, and to use, turn to account, develop, manufacture, experiment upon, rest, improve and licence the same.

     (7) To purchase or otherwise acquire and to hold, own, licence, maintain, work, exploit, farm, cultivate, use, develop, improve, sell, let. surrender, exchange, hire, convey or otherwise deal in lands, mines, natural resources, and mineral, timber and water rights, wheresoever situate, and any interest, estate and rights in any real, personal or mixed property and any franchises, rights, licences or privileges, and to collect, manage, invest, reinvest, adjust, and in any manner to dispose of the income, profits, and interest arising therefrom.

     (8) To improve, manage, develop, sell, let. exchange, invest, reinvest, settle, grant licences, easements, options, servitudes and other rights over, or otherwise deal with all or any part of the Company's property, undertaking and assets (present and future) including uncalled capital, and any of the Company's rights, interests and privileges.

     (9) To acquire, sell, own, lease, let out on hire, administer, manage, control, operate, construct, repair, alter, equip. furnish, fit out. decorate, improve and otherwise undertake and deal in engineering and construction works, buildings, projects, offices and structures of all kinds.

     (10)To carry on business as consulting engineers in all fields including without limitation civil, mechanical, chemical, structural, marine, mining, industrial, aeronautical, electronic and electrical engineering, and to provide architectural, design and other consultancy services of all kinds.

     (11)To purchase or otherwise acquire, take in exchange, charter, hire, build, construct, own. work, manage, operate and otherwise deal with any ship, boat, barge or other waterborne vessel, hovercraft, balloon, aircraft, helicopter or other flying machine, coach, wagon, carriage (however powered) or other vehicle, or any share or interest therein.

     (12)To establish, maintain, and operate sea, air, inland waterway and land transport enterprises (public and private) and all ancillary services.

     (13)To carry on the business of advisers. consultants, researchers, analysts and brokers of whatsoever kind or nature in all branches of trade, commerce, industry and finance.

     (14)To provide or procure the provision of every and any service or facility required by any person, firm or company.

     (15)To provide agency, corporate, office and business services to any person, firm or company, and to act as nominee or custodian of any kind and to act as directors, accountants. secretaries and registrars of companies incorporated by law or societies or organisations whether incorporated or not and to act as trustee under deeds of trust and settlement and as executor of wills and to receive assets into custody on behalf of clients and to manage, administer and invest such assets in accordance with any deed of trust or settlement, will or other instruments pursuant to which such assets are held.

     (16)To carry on all or any of the businesses of shippers and ship owners, ship and boat builders, charterers, shipping and forwarding agents, ship managers, wharfingers, lightermen, stevedores, packers, storers, fishermen and trawlers.

     (17)To carry on all or any of the businesses of hoteliers and restaurateurs and sponsors, managers and licencees of all kinds of sporting, competitive, social and leisure activities and of clubs, associations and social gatherings of all kinds and purposes.

     (I8)To carry on business as auctioneers, appraisers, valuers, surveyors, land and estate agents.

     (19)To carry on business as farmers. graziers, dealers in and breeders of livestock, horticulturists and market gardeners.

     (20)To carry on all or any of the businesses of printers, publishers, designers, draughtsmen, journalists, press and literary agents, tourist and travel agents, advertisers, advertising and marketing agents and contractors, personal and promotional representatives, artists, sculptors, decorators, illustrators, photographers, film makers, producers and distributors, publicity agents and display specialists.

     (21)To establish and carry on institutions of education, instruction or research and to provide for the giving and holding of lectures, scholarships, awards, exhibitions, classes and meetings for the promotion and advancement of education or the dissemination of knowledge generally.

     (22)To carry on business as jewellers, goldsmiths, silversmiths and bullion dealers and to import, export, buy, sell and deal in (wholesale and retail) jewellery, gold, silver and bullion, gold and silver plate. articles of value, objects of art and such other articles and goods as the company thinks fit. and to establish factories for culturing, processing and manufacturing goods for the above business.

     (23)To design. invent, develop, modify, adapt. alter, improve and apply any object, article, device, appliance, utensil or product for any use or purpose whatsoever.

     (24)To develop, acquire, store, licence, apply. assign, exploit all and any forms of computer and other electronic software, programs and applications and information, databases and reference material and computer, digital and other electronic recording, retrieval. processing and storage media of whatsoever kind and nature.

     (25)To engage in the provision or processing of communications and telecommunications services, information retrieval and delivery, electronic message, electronic commerce, internet and database services.

     (26)To enter into any commercial or other arrangements with any government, authority, corporation, company or person and to obtain or enter into any legislation, orders, charters, contracts, decrees, rights, privileges, licences, franchises, permits and concessions for any purpose and to carry out, exercise and comply with the same and to make, execute, enter into, commence, carry on, prosecute and defend all steps, contracts, agreements, negotiations, legal and other proceedings, compromises, arrangements, and schemes and to do all other acts, matters and things which shall at any time appear conducive or expedient for the advantage or protection of the Company.

     (27)To take out insurance in respect of any and all insurable risks which may affect the Company or any other company or person and to effect insurance (and to pay the premiums therefor) in respect of the life of any person and to effect re-insurance and counter-insurance, but no business amounting to fire, life or marine insurance business may be undertaken.

     (28)To lend and advance money and grant and provide credit and financial or other accommodation to any person, firm or company.

     (29)To borrow or raise money in such manner as the Company shall think fit and in particular by the issue (whether at par or at a premium or discount and for such consideration as the Company may think fit) of bonds, debentures or debenture stock (payable to bearer or otherwise), mortgages or charges, perpetual or otherwise, and if the Company thinks fit charged upon all or any of the Company's property (both present and future) and undertaking including its uncalled capital and further, if so thought fit. convertible into any stock or shares of the Company or any other company, and collaterally or further to secure any obligations of the Company by a trust deed or other assurance.

     (30)To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or part of the undertaking, property, assets and rights (present and future) and uncalled capital of the Company or by both such methods or by any other means whatsoever, the liabilities and obligations of and the payment of any moneys whatsoever (including but not limited to capital, principal, premiums, interest, dividends, costs and expenses on any stocks, shares or securities) by any person, firm or company whatsoever including but not limited to any company which is for the time being the holding company or a subsidiary of the Company or of the Company's holding company or is otherwise associated with the Company in its business, and to act as agents for the collection, receipt or payment of money, and to enter into any contract of indemnity or suretyship (but not in respect of fire, life and marine insurance business).

     (31)To draw, make, accept, endorse, negotiate, discount, execute, issue, purchase or otherwise acquire, exchange, surrender, convert, make advances upon, hold, charge, sell and otherwise deal in bills of exchange, cheques, promissory notes, and other negotiable instruments and bills of lading, warrants, and other instruments relating to goods.

     (32)To give any remuneration or other compensation or reward (in cash or securities or in any other manner the Directors may think fit) to any person for services rendered or to be rendered in the conduct or course of the Company's business or in placing or procuring subscriptions of or otherwise assisting in the issue of any securities of the Company or any other company formed or promoted by the Company or in which the Company may be interested in or about the formation or promotion of the Company or any other company as aforesaid.

     (33)To grant or procure pensions, allowances. gratuities and other payments and benefits of whatsoever nature to or for any person and to make payments towards insurances or other arrangements likely to benefit any person or advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any national, charitable, benevolent. educational, social public, general or useful object.

     (34)To pay all expenses preliminary or incidental to the formation and promotion of the Company or any other company and the conduct of the business of the Company or any other company.

     (35)To procure the Company to be registered or recognised in any territory.

     (36)To cease carrying on and wind up any business or activity of the Company, and to cancel any registration of and to wind up and procure the dissolution of the Company in any territory.

     (37)To distribute any part of the undertaking, property and assets of the Company among its creditors and Members in specie or in kind but so that no distribution amounting to a reduction of capital may be made without the sanction (if any) for the time being required by law.

     (38)To appoint agents, experts and attorneys to do any and all of the above matters and things on behalf of the Company or any thing or matter for which the Company acts as agent or is in any other way whatsoever interested or concerned in any part of the world.

     (39)To do all and any of the above matters or things in any part of the world and either as principal, agent, contractor, trustee, or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others, and generally upon such terms and in such manner and for such consideration and security (if any) as the Company shall think fit including the issue and allotment of securities of the Company in payment or part payment for any property acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

     (40)To carry on any other business or activity and do any act or thing which in the opinion of the Company is or may be capable of being conveniently carried on or done in connection with any of the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company's property or assets or otherwise to advance the interests of the Company or its Members.

     (41)To have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary, conducive or incidental to the conduct, promotion or attainment of the above objects of the Company or any of them.

And it is hereby declared that the intention is that each of the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be an independent main object and be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

5.   EXCLUSIONS

     (i)  The Company may not

          (a) carry on business with persons resident in the British Virgin Islands;

          (b) own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph 5(ii)(e) of subclause 5(ii);

          (c) carry on banking or trust business, unless it is licenced to do so under the Banks and Trust Companies Act, 1990;

          (d) carry on business as an insurance or re-insurance company, insurance agent or insurance broker, unless it is licenced under an enactment authorising it to carry on that business;

          (e) carry on business of company management, unless it is licenced under the Company Management Act, 1990; or

          (f) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

               (ii)For purposes of  paragraph  5(i)(a) of  subclause  5(i),  the
                    Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if

          (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands:

          (b) it makes or maintains professional contact with solicitors, banisters, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

          (c) it prepares or maintains books and records within the British Virgin Islands;

          (d) it holds, within the British Virgin Islands, meetings of its directors or members;

          (e)itholds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained:

          (f) it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act: or

          (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

                             LIMITATION OF LIABILITY

6. The liability of members of the Company is Limited.


                                    CURRENCY

7. Shares in the Company shall be issued in the currency of the United Stares of America.

                               AUTHORISED CAPITAL

8. The authorised capital of the Company is US$50,000.00.

                        CLASSES, NUMBER AND PAR VALUE OF
                                      SHARE

9. The authorised capital is made up of one class and one series of shares divided into 50,000 shares of US$1.00 par value.

               DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

10.  All shares shall

     (a) have one vote each;

     (b) be subject to redemption, purchase or acquisition by the Company for fair value; and

     (c) have the same rights with regard to dividends and distributions upon liquidation of the Company.

                            VARIATION OF CLASS RIGHTS

11. If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

               RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

12. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                       REGISTERED SHARES AND DEARER SHARES

13. Shares may be issued as registered shares or to bearer as may be determined by a resolution of directors.

                 EXCHANGE OF REGISTERED SHARES AND BEARER SHARES

14. Registered shares may be exchanged for bearer shares and bearer shares may be exchanged for registered shares.

                          TRANSFER OF REGISTERED SHARES

15. Subject to the provisions of Regulation 48 of the Articles of Association annexed hereto ("the Articles of Association"), registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

                          SERVICE OF NOTICE ON HOLDERS
                                OF BEARER SHARES

16. Where shares issued to bearer, the bearer, identified for this purpose by the number of the share certificate, shall be requested to provide the Company with the name and address of an agent for service of any notice, information or written statement required to be given to members, and service upon such agent shall constitute service upon the bearer of such shares until such time as a new name and address for service is provided to the Company. In the absence of such name and address being provided it shall be sufficient for the purposes of service for the Company to publish the notice, information or written statement or a summary thereof in one or more newspapers published or circulated in the British Virgin Islands and in such other place, if any, as the Company shall from time to time by a resolution of directors or a resolution of members determine. The directors of the Company must give sufficient notice of meetings to members holding shares issued to bearer to allow a reasonable opportunity for them to secure or exercise the right or privilege, that is the subject of the notice other than the right or privilege to vote, as to which the period of notice shall be governed by the Articles of Association. What amounts to sufficient notice is a matter of fact to be determined after having regard to all the circumstances.

                           AMENDMENT OF MEMORANDUM AND
                             ARTICLES OF ASSOCIATION

17. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of directors.

                                   DEFINITIONS

18. The meanings of words in this Memorandum of Association are as defined in the Articles of Association.


     We, OFFSHORE INCORPORATIONS LIMITED, of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 1st day of July, 2002.





              SUBSCRIBER                        OFFSHORE INCORPORATIONS LIMITED



                                                /s/ E.T. POWELL


                                                --------------------------------
                                                --------------------------------
                                                (Sd.)  E.T. POWELL
                                                 Authorised signatory




                                                /s/ Fandy Tsoi
                                                --------------------------------
                                                --------------------------------
              in the presence of: WITNESS       (Sd.) Fandy Tsoi
                                                9th floor, Ruttonjee House
                                                11 Duddell Street, Central
                                                Hong Kong
                                                Occupation: Operations Manager